Exhibit 99.1

Amarin Announces Proposed Public Offering of American Depositary Shares

BEDMINSTER, N.J., and DUBLIN, Ireland, August 10, 2016 — Amarin Corporation plc (NASDAQ: AMRN) today announced that it has commenced an underwritten public offering of its American Depositary pursuant to a shelf registration. All of the shares in the proposed offering are to be sold by Amarin. The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or the actual size or terms of the offering.

Jefferies LLC and Citigroup Global Markets Inc. are acting as joint book-running managers in the offering. Cantor Fitzgerald & Co. is acting as lead manager and H.C. Wainwright & Co. and SunTrust Robinson Humphrey are acting as co-managers in this offering. Amarin intends to grant the underwriters a 30-day option to purchase additional shares of its common stock in an amount up to 15% of the shares sold in the offering, on the same terms and conditions.

The securities described above are being offered by Amarin pursuant to a shelf registration statement on Form S-3 (No. 333-197936) previously filed with the Securities and Exchange Commission (the “SEC”) on August 7, 2014 and declared effective by the SEC on August 22, 2014. A preliminary prospectus supplement related to the offering will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov. Copies of the preliminary prospectus supplement relating to these securities may be obtained from Jefferies LLC, Attn: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, by telephone at (877) 821-7388 or by email at Prospectus_Department@Jefferies.com or from Citigroup Global Markets Inc., c/o Broadridge Financial Services, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at (800) 831-9146.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there by any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Amarin

Amarin Corporation plc is a biopharmaceutical company focused on the commercialization and development of therapeutics to improve cardiovascular health. Vascepa® (icosapent ethyl) capsules, Amarin’s first FDA approved product, are a highly-pure, omega-3 fatty acid product available by prescription.

Disclosure Notice

This press release contains forward-looking statements, within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements related to Amarin’s public offering of American Depositary Shares, are forward-looking statements that involve risks and uncertainties. Words such as “intends,” “plans,” “expects,” “may,” “will” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are not promises or guarantees. These forward-looking statements are based upon Amarin’s current expectations. Actual events and results and the timing of events and results could differ materially from those anticipated in such forward-looking statements. Among the factors that could cause actual results to differ materially from those described or projected herein are the following: risks related to the underwriters’ consummation of their obligation to purchase the securities, whether Amarin will be able to satisfy its obligations to close the offering and the risk that Amarin will not use the proceeds from the offering in the manner contemplated, as well as the risks, uncertainties and other matters detailed in Amarin’s filings with the U.S. Securities and Exchange Commission, including its most recent Annual Report on Form 10-K, its most recent Quarterly Report on Form 10-Q and the preliminary prospectus supplement relating to the offering. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. Amarin undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise, except as required by law.

Amarin contact information:

Investor Relations:

Kathryn McNeil

Investor Relations and Corporate Communications

Amarin Corporation plc

In U.S.: +1 (908) 719-1315

investor.relations@amarincorp.com

Lee M. Stern

Trout Group

In U.S.: +1 (646) 378-2992

lstern@troutgroup.com

Media Inquiries:

Kristie Kuhl

Finn Partners

In U.S.: +1 (212) 583-2791

Kristie.kuhl@finnpartners.com